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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    __________


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): December 17, 1996
                                                        -----------------

                                    __________


                  ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.
              -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                           0-20668               04-3164595
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(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer I.D.
of Incorporation)                                        Number)



                                    __________


       440 Lincoln Street, Worcester, Massachusetts         01653
       --------------------------------------------       ---------
         (Address of Principal Executive Offices)         (Zip Code)


                                (508) 855-1000
               ------------------------------------------------
              Registrant's Telephone Number, including area code




                               Page 1 of 4 pages
                            Exhibit Index on page 4

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 Item 5. Other Events

     On December 17, 1996, Allmerica Financial Corporation ("AFC") a 59.5% stockholder of Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C"), announced that AFC's Board of Directors had made a proposal to the Board of Directors of Allmerica P&C to acquire the shares of Common Stock of Allmerica P&C that AFC and its subsidiaries do not already own (the "Acquisition"). Under the proposal, each outstanding share of Allmerica P&C (other than shares owned by AFC and its subsidiaries) would be exchanged for $16.59 in cash and 0.385 of a share of AFC Common Stock (the "Merger Consideration"). Approximately $401 million of the aggregate Merger Consideration would be paid in cash and the balance would be paid by the issuance of an aggregate of 9.3 million shares of AFC Common Stock. Allmerica P&C shareholders would be permitted to elect to receive the Merger Consideration all in cash, or alternatively, all in shares of AFC Common Stock, subject to proration in the event either election is over-subscribed.

     Under the Proposal, Allmerica P&C would merge with a wholly-owned acquisition subsidiary of AFC. Immediately before the merger, the Common Stock of Allmerica P&C held by SMA Financial Corp. would be exchanged for Class B Common Stock of Allmerica P&C. Upon consummation of the merger, Allmerica P&C would be a wholly-owned subsidiary of AFC (the "Acquisition").

     A copy of the written proposal provided to Allmerica P&C's Board of Directors and AFC's press release announcing such proposal are attached hereto as Exhibits 1 and 2, respectively, and each document is incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

         Exhibit 1 Proposal made to Allmerica P&C's Board of Directors by AFC's Board of Directors regarding the Acquisition.

         Exhibit 2 Press Release of AFC dated December 17, 1996 announcing its to Allmerica P&C's Board of Directors regarding the Acquisition.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.



                              By: /s/ John F. Kelly
                                  ---------------------
                                  Title: Vice President

Date:  December 18, 1996

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Exhibit Index                                                              Page
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Exhibit 1    Proposal made to Allmerica P&C's Board of Directors by
             AFC's Board of Directors regarding the Acquisition.

Exhibit 2 Press Release of AFC dated December 17, 1996 announcing its proposal to Allmerica P&C's Board of Directors regarding the Acquisition.

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